UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 15, 2018

DIGITAL TURBINE, INC.

_____________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-35958	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Nueces Street, Austin, TX 78701

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	512 387 7717

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2018 Digital Turbine, Inc., through its subsidiary Digital Turbine USA, Inc. (the “Company”) and AT&T Mobility LLC (“AT&T”) entered into an Amendment Agreement effective October 17, 2018 (“Renewal Amendment”) extending the initial two year term of the License and Service Agreement signed between Company and AT&T effective November 2, 2015 (“Agreement”), by two additional years ending on October 16, 2020 (“Extended Term”). The Agreement (and Addendum thereto) and subsequent Preload License Agreement signed between Company and AT&T effective February 9, 2018 (and Amendment thereto) and Preload License Agreement signed between Company and AT&T, effective March 5, 2018, cover certain services performed by the Company for AT&T, relating to utilization of Company’s mobile delivery platform for installation of applications on devices, which remains effective during the Extended Term. After the expiration of the Extended Term, the Term of the Agreement will be automatically renewed for successive ninety-day terms (each, a “Renewal Term”) until terminated by either party with at least thirty (30) days’ written notice prior to the end of the Extended Term or Renewal Term.

Each party shall have the right to terminate the Agreement for cause in the event of material breach of each party’s obligations and fails to cure such material breach within thirty (20) business days from receipt of written notice by the non-breaching party. AT&T has the right to suspend or terminate the Agreement at any time due to regulatory issues, detected fraudulent activity, harm to AT&T’s mobile network or the AT&T service or to end users, whereby AT&T will give Company at least thirty (30) days’ written notice of any such termination or suspension. In addition, AT&T may terminate the Agreement for convenience by giving the Company at least ninety (90) days prior written notice of termination.

Pursuant to the Original Agreement, the Company is entitled to a revenue share based on device tiers, where the Company’s revenue share percentage decreases as the number of activated devices increases. Pursuant to the Renewal Amendment, the revenue share terms remain the same.

The foregoing summary of the Renewal Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Renewal Amendment (excluding any portions thereof subject to a confidential treatment request). The Company intends to file a copy of the Renewal Amendment with the Company’s Quarterly Report on Form 10-Q for its second fiscal quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 15, 2018	Digital Turbine, Inc.

	By:	/s/ Barrett Garrison
Barrett Garrison
Executive Vice President, Chief Financial Officer